Exhibit 4.2

ENVISION HEALTHCARE CORPORATION

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 18, 2014

5.125% Senior Notes Due 2022

FIRST SUPPLEMENTAL INDENTURE, dated as of June 18, 2014 (this “Supplemental Indenture”), among Envision Healthcare Corporation (the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee, are party to an Indenture, dated as of June 18, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance from time to time by the Company of Notes;

WHEREAS, Section 901(8) of the Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 301 therein;

WHEREAS, in connection with the issuance of the June 2014 Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the June 2014 Notes as hereinafter described; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as so defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.  Title of Notes.  There shall be a series of Notes of the Company designated the “5.125% Senior Notes due 2022” (the “June 2014 Notes”).

3.  Maturity Date.  The final Stated Maturity of the June 2014 Notes shall be July 1, 2022.

4.  Interest and Interest Rates.  Interest on the Outstanding principal amount of June 2014 Notes will accrue at the rate of 5.125% per annum and will be payable semi-

annually in arrears on January 1 and July 1 in each year, commencing on January 1, 2015, to holders of record on the immediately preceding December 15 and June 15, respectively (each such December 15 and June 15, a “Regular Record Date”).  Interest on the June 2014 Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from June 18, 2014, except that interest on any Additional June 2014 Notes (as defined below) issued on or after the first Interest Payment Date will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional June 2014 Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional June 2014 Notes (or if the date of issuance of such Additional June 2014 Notes is an Interest Payment Date, from such date of issuance); provided that if any June 2014 Notes issued in exchange therefore are surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date.

5.  No Limitation on Aggregate Principal Amount.  The aggregate principal amount of June 2014 Notes that may be authenticated and delivered and Outstanding under the Indenture is not limited. The aggregate principal amount of the June 2014 Notes shall initially be $750.0 million. The Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the June 2014 Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon.  Additional Notes issued in this manner will be consolidated with, and will form a single series with, the June 2014 Notes (any such Additional Notes, “Additional June 2014 Notes”), unless otherwise specified for Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 301 of the Indenture.

6.  Redemption.  (a)                                     The June 2014 Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after July 1, 2017 and prior to maturity at the applicable redemption price set forth below.  Such redemption may be made upon notice sent to each Holder’s registered address in accordance with Section 1005 of the Indenture, and, if applicable, the Company should notify the Trustee of such Redemption Date, and the principal amount of Notes to be redeemed, in accordance with Section 1003 of the Indenture, but the failure to so notify the Trustee shall not invalidate any notice given in accordance with Section 1005 of the Indenture and shall not constitute a Default or Event of Default by the Company.  The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.  Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.  The June 2014 Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture), if redeemed during the 12-month period commencing on July 1 of the years set forth below:

Redemption Period	Price
2017	103.844%
2018	102.563%
2019	101.281%
2020 and thereafter	100.000%

(c)                                  In addition, at any time and from time to time prior to July 1, 2017, the Company at its option may redeem June 2014 Notes in an aggregate principal amount equal to up to 40.0% of the original aggregate principal amount of the Notes (including the principal amount of any Additional June 2014 Notes, or any other Additional Notes of the same series as the June 2014 Notes), with funds in an equal aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 105.125%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture); provided, however, that an aggregate principal amount of June 2014 Notes equal to at least 50% of the original aggregate principal amount of June 2014 Notes (including the principal amount of any Additional June 2014 Notes, or any other Additional Notes of the same series as the June 2014 Notes) must remain outstanding immediately after each such redemption.

The Company may make such redemption upon notice sent to each Holder’s registered address in accordance with Section 1005 of the Indenture, and, if applicable, the Company should notify the Trustee of such Redemption Date, and the principal amount of Notes to be redeemed, in accordance with Section 1003 of the Indenture (but in no event more than 180 days after the completion of the related Equity Offering).  The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.  Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

(d)                                 At any time prior to July 1, 2017, June 2014 Notes may also be redeemed in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100.0% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture).  Such redemption may be made upon notice sent to each Holder’s registered address in accordance with Section 1005 of the Indenture, and, if applicable, the Company should notify the Trustee of such Redemption Date, and the principal amount of Notes to be redeemed, in accordance with Section 1003 of the Indenture.  The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.  Any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

“Applicable Premium” means, with respect to the June 2014 Notes at any Redemption Date, the greater of (i) 1.00% of the principal amount of such June 2014 Notes and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such June 2014 Notes on July 1, 2017 (such redemption price being that described in Section 6(a)), plus (2) all required remaining scheduled interest payments due on such June 2014 Notes through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such June 2014 Notes on such Redemption Date.  Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 1, 2017; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

7.  [RESERVED]

8.  Form.  The June 2014 Notes shall be issued substantially in the form set forth, or referenced, in Article II of the Indenture, and either Exhibit A or B attached to the Indenture, in each case as provided for in Section 201 of the Indenture (as such form may be modified in accordance with Section 301 of the Indenture).

9.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

10.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

11.  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

12.  Headings.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENVISION HEALTHCARE CORPORATION

By:	/s/ William A. Sanger
	Name:	William A. Sanger
	Title:	President and Chief Executive Officer

(Signature Pages to First Supplemental Indenture)

GUARANTORS:

A1 LEASING, INC.
ABBOTT AMBULANCE, INC.
ACCENT HOME HEALTH CARE, INC.
ADAM TRANSPORTATION SERVICE, INC.
AFFILION, INC.
AIR AMBULANCE SPECIALISTS, INC.
AMBULANCE ACQUISITION, INC.
AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC.
AMERICAN INVESTMENT ENTERPRISES, INC.
AMERICAN MEDICAL PATHWAYS, INC.
AMERICAN MEDICAL RESPONSE AMBULANCE SERVICE, INC.
AMERICAN MEDICAL RESPONSE HOLDINGS, INC.
AMERICAN MEDICAL RESPONSE MANAGEMENT, INC.
AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC.
AMERICAN MEDICAL RESPONSE NORTHWEST, INC.
AMERICAN MEDICAL RESPONSE OF COLORADO, INC.
AMERICAN MEDICAL RESPONSE OF CONNECTICUT, INCORPORATED
AMERICAN MEDICAL RESPONSE OF GEORGIA, INC.
AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC.
AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE
AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC.
AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC.
AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d):

AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC.
AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA
AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC.
AMERICAN MEDICAL RESPONSE OF TEXAS, INC.
AMERICAN MEDICAL RESPONSE WEST
AMERICAN MEDICAL RESPONSE, INC.
AMR HOLDCO, INC.
APH LABORATORY SERVICES, INC.
ASSOCIATED AMBULANCE SERVICE, INC.
ATLANTIC AMBULANCE SERVICES ACQUISITION, INC.
ATLANTIC/KEY WEST AMBULANCE, INC.
ATLANTIC/PALM BEACH AMBULANCE, INC.
BESTPRACTICES, INC.
BLYTHE AMBULANCE SERVICE
BROWARD AMBULANCE, INC.
DESERT VALLEY MEDICAL TRANSPORT, INC.
EHR MANAGEMENT CO.
EMCARE ANESTHESIA PROVIDERS, INC.
EMCARE HOLDCO, INC.
EMCARE HOLDINGS INC.
EMCARE OF CALIFORNIA, INC.
EMCARE PHYSICIAN PROVIDERS, INC.
EMCARE PHYSICIAN SERVICES, INC.
EMCARE, INC.
EMERGENCY MEDICAL SERVICES LP CORPORATION
EMERGENCY MEDICINE EDUCATION SYSTEMS, INC.
FIVE COUNTIES AMBULANCE SERVICE, INC.
FLORIDA EMERGENCY PARTNERS, INC.
FOUNTAIN AMBULANCE SERVICE, INC.
GOLD COAST AMBULANCE SERVICE
GREATER PINELLAS TRANSPORTATION MANAGEMENT SERVICES, INC.
GUARDIAN HEALTH CARE, INC.
GUARDIAN HEALTHCARE GROUP, INC.
GUARDIAN HEALTHCARE HOLDINGS, INC.
HANK’S ACQUISITION CORP.
HEALTH PRIORITY HOME CARE, INC.
HEALTHCARE ADMINISTRATIVE SERVICES, INC.
HEMET VALLEY AMBULANCE SERVICE, INC.
HERREN ENTERPRISES, INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d):

HOLIDAY ACQUISITION COMPANY, INC.
INTERNATIONAL LIFE SUPPORT, INC.
JLM HEALTHCARE, INC.
KMAC, INC.
KUTZ AMBULANCE SERVICE, INC.
LIFE LINE AMBULANCE SERVICE, INC.
LIFECARE AMBULANCE SERVICE, INC.
LIFEFLEET SOUTHEAST, INC.
MEDEVAC MEDICAL RESPONSE, INC.
MEDEVAC MIDAMERICA, INC.
MEDIC ONE AMBULANCE SERVICES, INC.
MEDIC ONE OF COBB, INC.
MEDI-CAR AMBULANCE SERVICE, INC.
MEDI-CAR SYSTEMS, INC.
MEDICS AMBULANCE SERVICE (DADE), INC.
MEDICS AMBULANCE SERVICE, INC.
MEDICS AMBULANCE, INC.
MEDICS EMERGENCY SERVICES OF PALM BEACH COUNTY, INC.
MEDICS SUBSCRIPTION SERVICES, INC.
MEDICS TRANSPORT SERVICES, INC.
MEDICWEST AMBULANCE, INC.
MEDICWEST HOLDINGS, INC.
MEDLIFE EMERGENCY MEDICAL SERVICE, INC.
MEDSTAT EMS, INC.
MERCY AMBULANCE OF EVANSVILLE, INC.
MERCY LIFE CARE
MERCY, INC.
METRO AMBULANCE SERVICE (RURAL), INC.
METRO AMBULANCE SERVICE, INC.
METRO AMBULANCE SERVICES, INC.
METROPOLITAN AMBULANCE SERVICE
MIDWEST AMBULANCE MANAGEMENT COMPANY
MOBILE MEDIC AMBULANCE SERVICE, INC.
NEVADA RED ROCK AMBULANCE, INC.
NEVADA RED ROCK HOLDINGS, INC.
OHERBST, INC.
PARAMED, INC.
PARK AMBULANCE SERVICE INC.
PHYSICIAN ACCOUNT MANAGEMENT, INC.
PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC.
PROVIDER ACCOUNT MANAGEMENT, INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d):

PUCKETT AMBULANCE SERVICE, INC.
RADIOLOGY STAFFING SOLUTIONS, INC.
RADSTAFFING MANAGEMENT SOLUTIONS, INC.
RANDLE EASTERN AMBULANCE SERVICE, INC.
REIMBURSEMENT TECHNOLOGIES, INC.
RIVER MEDICAL INCORPORATED
S. FISHER & S. THOMAS INC.
SEMINOLE COUNTY AMBULANCE, INC.
SPRINGS AMBULANCE SERVICE, INC.
STAT HEALTHCARE, INC.
SUNRISE HANDICAP TRANSPORT CORP.
T.M.S. MANAGEMENT GROUP INC.
TEK AMBULANCE, INC.
TIDEWATER AMBULANCE SERVICE, INC.
TKG, INC.
TRANSPORTATION MANAGEMENT SERVICES OF BREVARD, INC.
TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC.
VELITA SMITH HOME HEALTH, INC.
V.I.P. PROFESSIONAL SERVICES, INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d):

ACUTE MANAGEMENT, LLC

By: HAWKEYE HOLDCO LLC, as Sole Member of Acute Management, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

HAWKEYE HOLDCO LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d):

ACCESS 2 CARE, LLC

By: MISSION CARE SERVICES, LLC, as manager of Access 2 Care, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as manager of Mission Care Services, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

AMR BROCKTON, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

APEX ACQUISITION LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d):

CMORX, LLC

By:	EMCARE, INC., as Sole Member

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

SPOTLIGHT HOLDCO LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

EMS MANAGEMENT LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

EMSC SERVICESCO, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d):

EVERRAD, LLC

By: TEMPLETON READINGS, LLC, as Sole Member of EverRad, LLC

By: EMCARE, INC., as Sole Member of Templeton Readings, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

EVOLUTION HEALTH LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

EVOLUTION MOBILE IMAGING, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

MEDASSOCIATES, LLC

By: EMCARE, INC., as Sole Member of MedAssociates, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d):

MISSION CARE OF ILLINOIS, LLC

By: MISSION CARE SERVICES, LLC, as manager of Mission Care of Illinois, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as manager of Mission Care Services, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

MISSION CARE OF MISSOURI, LLC

By: MISSION CARE SERVICES, LLC, as manager of Mission Care of Missouri, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as manager of Mission Care Services, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

MISSION CARE SERVICES, LLC

By: AMERICAN MEDICAL RESPONSE, INC., as manager of Mission Care Services, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

MSO NEWCO, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d):

PINNACLE CONSULTANTS MID-ATLANTIC, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

PROVIDACARE, L.L.C.

By: AMERICAN MEDICAL PATHWAYS, INC., as Sole Member of ProvidaCare, L.L.C.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

REGIONAL EMERGENCY SERVICES, L.P.

By: FLORIDA EMERGENCY PARTNERS, INC., as general partner of Regional Emergency Services, L.P.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

SUN DEVIL ACQUISITION LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d): TEMPLETON READINGS, LLC

By: EMCARE, INC., as Sole Member of Templeton Readings, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d): AGAPE HEALTH CARE AGENCY, LLC. CARE CONNECTION OF CINCINNATI LLC GEM CITY HOME CARE, LLC. GUARDIAN OHIO NEWCO, LLC

By: GUARDIAN HEALTHCARE HOLDINGS, INC., as Sole Member

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

ROSE RADIOLOGY, LLC

By: SPOTLIGHT HOLDCO LLC, as Sole Member By: EMCARE, INC., its Sole Member

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d): AMERICAN MEDICAL RESPONSE OF MARICOPA, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

AMERICAN MEDICAL RESPONSE OF PIMA, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

GUARANTORS (cont’d): EMS OFFSHORE MEDICAL SERVICES, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

SEAWALL ACQUISITION, LLC

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Secretary

(Signature Pages to First Supplemental Indenture)

CLINICAL PARTNERS MANAGEMENT COMPANY, LLC NORTHWOOD ANESTHESIA ASSOCIATES, L.L.C.

By:	/s/ William A. Sanger
	Name:	William A. Sanger
	Title:	Manager

(Signature Pages to First Supplemental Indenture)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P O’Donnell
	Name:	Joseph P O’Donnell
	Title:	Vice President

(Signature Pages to First Supplemental Indenture)